UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008
W-H ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Texas	001-31346	76-0281502
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2000 West Sam Houston Pkwy South
Suite 500
Houston, TX	77042
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 974-9071
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On June 3, 2008, W-H Energy Services, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Smith International, Inc. (“Smith”) and its subsidiary, Whitehall Acquisition Corp. (“Acquisition”). On the terms and subject to the conditions of the Merger Agreement, Acquisition will commence an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company (together with the associated preferred stock purchase rights, the “Shares”), in which each validly tendered Share will be exchanged for the following consideration, at the election of the holder of such Share: (i) $56.10 in cash, without interest, and 0.48 Shares of Smith’s common stock (the “Offer Consideration”), (ii) $93.55 in cash, without interest (the “All-Cash Consideration”), or (iii) 1.1990 Shares of Smith’s common stock (the “All-Stock Consideration”).
     Following the consummation of the Offer, Acquisition will merge with and into the Company (the “Merger” and the Company after the merger is sometimes referred to as the “Surviving Corporation”), and all Shares not acquired in the Offer will be converted into the right to receive the Offer Consideration (other than (i) Shares held by holders who comply with the relevant provisions of the Texas Business Corporation Act regarding the rights of shareholders to dissent from the Merger and (ii) Shares held in the treasury of the Company or owned by Smith, Acquisition or any other wholly owned subsidiary of Smith). The Merger Agreement includes customary representations, warranties and covenants by the parties. As soon as practicable following the Merger, Smith will cause the Surviving Corporation to be merged with and into a wholly-owned subsidiary of Smith (together with the Merger, the “Mergers”), subject to the successful completion of the Offer, as well as customary closing conditions and regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     Company shareholders electing the Offer Consideration will not be subject to proration under any circumstance; however, holders electing All-Cash Consideration or All-Stock Consideration may receive a different form of consideration than selected. Holders electing either All-Cash Consideration or All-Stock Consideration will be subject to proration such that, as long as the cash portion of the consideration to be received by the holders electing the Offer Consideration does not exceed $1.636 billion, the total amount of the cash to be paid pursuant to the Offer will equal $1.636 billion with the difference paid in shares of Smith’s common stock. Holders who otherwise would be entitled to receive a fractional share of Smith’s common stock will instead receive an amount in cash (without interest) equal to the amount of such fraction multiplied by the All-Cash Consideration. Therefore, in the event (i) all outstanding Company stock options are exercised and none of the outstanding Company restricted shares are forfeited prior to the Offer and (ii) all Company shareholders and holders of restricted shares elect the Offer Consideration, Smith would fund $1.817 billion of the total Offer consideration in cash and would satisfy the remaining obligation by issuing approximately 15.5 million shares of the Smith’s common stock. However, if (i) all outstanding Company stock options are exercised and none of the outstanding Company restricted shares are forfeited prior to the Offer and (ii) the holders of 90 percent or less of the Company Shares and restricted shares elect the Offer Consideration, the Company would fund $1.636 billion of the total Offer Consideration in cash and issue approximately 17.85 million shares of the Company’s common stock to satisfy the remaining obligation.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.01 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Smith or Acquisition. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Smith and Acquisition in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Smith and Acquisition, on the one hand, and the Company, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Smith or Acquisition.

Important Information
     The exchange offer described herein has not commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Smith. At the time the exchange offer is commenced, Smith, through a wholly owned subsidiary, intends to file a Tender Offer Statement on Schedule TO containing an offer to exchange, form of letters of election and transmittal and other documents relating to the exchange offer, and the Company intends to file a solicitation/Recommendation Statement on Schedule 14D-9 with respect to the exchange offer. These documents will contain important information about the exchange offer that should be read carefully before any decision is made with respect to the exchange offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) will be available free of charge at www.smith.com or www.whes.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by the Company with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
Forward-Looking Statements
     Certain comments contained herein are forward-looking in nature and are intended to constitute “forward-looking statements.” These forward-looking statements include, without limitation, statements regarding the consummation of the transaction, its effects on future operating results, the expected closing date of the transaction, any other effect or benefit of the transaction and any other statements that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. For a discussion of additional risks and uncertainties that could impact the Company’s results, review the Company’s Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission. These risks and uncertainties include the satisfaction of the conditions to consummate the proposed acquisition, the current and expected future prices of crude oil and natural gas, the level of exploration, development and production activity of, and the corresponding capital spending by, our customers, risks associated with events that result in personal injuries, loss of life, damage to or destruction of property, equipment or the environment and suspension of operations, unavailability of or costs associated with insurance, competition in our industry, difficulty in continuing to develop, produce and commercialize technologically advanced products and services, loss of use of certain technologies and weather conditions in offshore markets and other factors and uncertainties discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

Item 8.01	Other Events.
     On June 3, 2008, the Company issued a press release relating to the Merger Agreement. A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth above in this Form 8-K.
     As mentioned in the press release, a joint conference call to discuss the transaction was held at 11:00 a.m. Central time on June 3, 2008. Attached as Exhibit 99.02 to this Current Report on Form 8-K is a transcript of the conference call. While every effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript. The Company believes that none of these inaccuracies is material. A replay of the recorded conference call will be available through Tuesday, June 10, 2008, by dialing (630) 652-3000 and entering conference call identification number 21873191.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

2.01
Agreement and Plan of Merger, dated as of June 3, 2008, among Smith International, Inc., Whitehall Acquisition Corp. and W-H Energy Services, Inc. (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.01	Joint press release dated June 3, 2008.

99.02	Transcript of June 3, 2008 conference call.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W-H ENERGY SERVICES, INC.
Date: June 5, 2008	By:	/s/ Ernesto Bautista, III
Ernesto Bautista, III
Vice President and Chief Financial Officer

EXHIBIT INDEX

2.01
Agreement and Plan of Merger, dated as of June 3, 2008, among Smith International, Inc., Whitehall Acquisition Corp. and W-H Energy Services, Inc. (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

99.01	Joint press release dated June 3, 2008.

99.02	Transcript of June 3, 2008 conference call.